Exhibit 99.1

PowerSecure Announces $15 Million of New Business Awards, Including

Major Industrial Combined Heat and Power Project

Wake Forest, N.C. — October 24, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $15 million of new business, including an award for a major industrial combined heat and power (“CHP”) project. The new business consists of $15 million of turnkey sales for distributed generation systems, including the Company’s industry leading IDG® systems and solar energy systems. A significant portion of the revenue for these new distributed generation awards relates to the large combined heat and power project. This project builds on a number of CHP projects that PowerSecure has installed in partnership with utilities over the last decade. These projects enhance the efficiency of distributed power systems by using the heat produced in the generation process as a secondary source of energy in the operations. CHP projects are particularly attractive when natural gas can be used as the primary source of fuel.

All of these new awards are for turnkey sales, with most of the revenue expected to be recognized in 2013. These new awards, and more specific estimates of the timing of completion, will be included in the Company’s revenue backlog report issued with its upcoming third quarter earnings release on November 7, 2012.

Sidney Hinton, CEO of PowerSecure, said, “We are pleased to announce these new business awards, which is our second major new business announcement this month. The CHP system is exciting, and we are eager to demonstrate our capabilities to the large industrial customer who entrusted us with this terrific opportunity to serve them. Importantly, looking forward, this group of projects provides another nice layer of revenue that adds to the foundation we are laying for 2013.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak times, 2) provide utilities with firm capacity to utilize for demand response, and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The Company’s Energy Efficiency business develops efficient LED lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure’s Utility Infrastructure team provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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